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Exhibit 10.24

[SOBRATO LETTERHEAD]

FIFTH AMENDMENT TO LEASE

        This fifth amendment to lease ("Fifth Amendment") is made this 3rd day of July, 2002 by and between Sobrato Interests, a California limited partnership ("Landlord") and Affymetrix, Inc., a California Corporation ("Tenant"), as successor lessee from Affymax Research Institute.

WITNESSETH

        WHEREAS Landlord and Tenant entered into a lease dated March 5, 1992 and subsequent lease amendments dated December 23, 1992, February 7, 1994, April 5, 1995 and June 12, 1996 (collectively the "Lease") for the premises ("Premises") located at 3380 Central Expressway, Santa Clara, California; and

        WHEREAS effective the date of this Fifth Amendment, Landlord and Tenant wish to modify the Lease to (i) change the Lease Expiration Date; (ii) specify the Base Monthly Rent due for the period from September 1, 2003 through August 31, 2013; and (iii) modify the provisions of Lease section 28.A. and 28.B;

        NOW, THEREFORE, in order to effect the intent of the parties as set forth above and for good and valuable consideration exchanged between the parties, the Lease is amended as follows:

1.
The Lease Expiration Date is changed from August 31, 2003 to August 31, 2013.

2.
Base Monthly Rent from September 1, 2003 through August 31, 2013 shall be:
$65,587.20 per month from September 1, 2003 through August 31, 2006;
$72,614.40 per month from September 1, 2006 through August 31, 2008;
$79,173.12 per month from September 1, 2008 through August 31, 2013.

3.
Lease section 28.A. is modified to eliminate Landlord's right to terminate the
Lease in the event Tenant desires to assign or sublet the Premises or any part thereof.
Landlord's only options in such event shall be to permit such assignment or sublease, or to refuse consent pursuant to the Lease.

4.
Lease section 28.B. is modified to make the allocation of sublease and assignment profits an equal 50/50 split rather than the current 67% to Landlord and 33% to Tenant.

5.
All defined terms shall have the same meanings as in the Lease, except as otherwise stated in this Fifth Amendment.

6.
Except as hereby amended, the Lease and all of the terms, covenants and conditions thereof shall remain unmodified and in full force and effect. In the event of any conflict or inconsistency between the terms and provisions of this Fifth Amendment and the terms and provisions of the Lease, the terms and provisions of this Fifth Amendment shall prevail.

        IN WITNESS WHEREOF, the parties hereto have set their hands to this Fifth Amendment as of the day and date first above written.

Landlord		Tenant
Sobrato Interests,		Affymetrix, Inc.,
a California limited partnership		a California corporation
By:	/s/ JOHN M. SOBRATO	By:	/s/ BARBARA A. CAULFIELD Barbara A. Caulfield
Its:	General Partner	Its:	Exec. V.P. and General Counsel

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  Exhibit 10.24